Exhibit 99.1

ABERCROMBIE & FITCH CO. REPORTS DECLARATION OF QUARTERLY CASH DIVIDEND OF $0.20 PER SHARE

New Albany, Ohio, May 23, 2016: Abercrombie & Fitch Co. (NYSE: ANF) today reported that on May 20, 2016, the Board of Directors declared a quarterly cash dividend of $0.20 per share on the Class A Common Stock of Abercrombie & Fitch Co., payable on June 13, 2016 to stockholders of record at the close of business on June 3, 2016.

About Abercrombie & Fitch
Abercrombie & Fitch Co. is a leading global specialty retailer of high-quality, casual apparel for men, women and kids with an active, youthful lifestyle under its Abercrombie & Fitch, abercrombie kids and Hollister Co. brands.  At the end of Fiscal 2015, the Company operated 754 stores in the United States and 178 stores across Canada, Europe, Asia, Australia, and the Middle East. The Company also operates e-commerce websites at www.abercrombie.com, www.abercrombiekids.com and www.hollisterco.com.

Media Contact:
Michael Scheiner
Public Relations
Abercrombie & Fitch
(614) 283-6192
Public_Relations@abercrombie.com

Investor Contact:
Brian Logan
Abercrombie & Fitch
(614) 283-6877
Investor_Relations@abercrombie.com